                                                                 Exhibit 99.2(j)

                               CUSTODIAN AGREEMENT
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     THIS AGREEMENT is made as of the 28/th/ day of June, 2002 by and between
(i) MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP, a Delaware limited partnership with its principal place of business at One Tower Bridge, West Conshohocken, Pennsylvania, U.S.A. (the "Partnership"), acting through its general partner, MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, a Delaware limited partnership with its principal place of business at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania, U.S.A.(the "General Partner"), and (ii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, U.S.A. (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Private Placement Memorandum dated as of April 5, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Private Placement Memorandum") and the Amended and Restated Agreement of Limited Partnership dated as of July 1, 2002 (the "Limited Partnership Agreement"), the Partnership is authorized to offer certain of its limited partnership interests ("Limited Partnership Interests") to certain eligible investors and to invest the proceeds from such offering in pursuit of the investment objectives and in accordance with the restrictions set forth in the Private Placement Memorandum; and

     WHEREAS, pursuant to an Investment Advisory Agreement of even date herewith between Morgan Stanley AIP GP LP (the "Investment Adviser") and the Partnership, the General Partner on behalf of the Partnership has appointed the Investment Adviser to manage the investment and reinvestment of the assets of the Partnership; and

     WHEREAS, the General Partner desires to retain the Custodian to act as custodian of the assets of the Partnership and the Custodian is willing to provide such services to the Partnership upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.
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     Pursuant to the authority contained in the Limited Partnership Agreement, the General Partner hereby employs the Custodian as the custodian of the assets of the Partnership, including securities which the General Partner desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The General Partner agrees to deliver or cause to be delivered to the Custodian or a sub-custodian all investments and cash, all payments of interest, and payments of principal or capital distributions received by it with respect to all investments from time to time, and the cash consideration received by the Partnership for Limited Partnership Interests as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Partnership not received or held by it or which it has been instructed to deliver to any third party and has so delivered such property in accordance with the terms of this Agreement.

     Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Partnership's Board of Directors (the "Board"). The Custodian may employ as sub-custodian for the Partnership's foreign securities the foreign banking institutions and foreign depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Partnership or the General Partner on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian shall not be liable for losses arising from the bankruptcy, insolvency or receivership of any non-Affiliated sub-custodian. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PARTNERSHIP
           HELD BY THE CUSTODIAN IN THE UNITED STATES.
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     SECTION 2.1 HOLDING INVESTMENTS. The Custodian shall hold and segregate for
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the account of the Partnership all non-cash property, to be held by it in the United States, including all domestic investments owned by the Partnership, other than (a) investments which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.9.

     SECTION 2.2 DELIVERY OF INVESTMENTS. The Custodian shall release and
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deliver U.S. investments owned by the Partnership held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions (as defined below), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (1) Upon sale of such investments for the account of the Partnership and receipt of payment therefor;

     (2) Upon the receipt of payment in connection with any repurchase agreement related to such investments entered into on behalf of the Partnership;

     (3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     (4) To the depository agent, against a receipt, in connection with tender or other similar offers for portfolio investments of the Partnership;

     (5) To the issuer thereof or its agent, against a receipt, when such investments are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (6) To the issuer thereof, or its agent, against a receipt, for transfer into the name of the Partnership or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new investments are to be delivered to the Custodian;

     (7) Upon the sale of such investments for the account of the Partnership, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such investments prior to receiving payment for such investments except as may arise from the Custodian's own negligence or willful misconduct;

     (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the investments of the issuer of such investments, or pursuant to provisions for conversion contained in such investments, or pursuant to any deposit agreement, against a receipt; provided that, in any such case, the new investments and cash, if any, are to be delivered to the Custodian;

     (9) In the case of warrants, rights or similar investments, the surrender thereof in the exercise of such warrants, rights or similar investments or the surrender of interim receipts or temporary investments for definitive investments; provided that, in any such case, the new investments and cash, if any, are concurrently delivered to the Custodian or against a receipt;

     (10) For delivery in connection with any loans of investments made on behalf of the Partnership, but only against receipt of adequate forms of collateral as agreed upon from time to time by the Partnership or its delegate, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system, the Custodian will not be held liable or responsible for the delivery of investments owned by the Partnership prior to the receipt of such collateral;

     (11) For delivery as security in connection with any borrowings by the Partnership requiring a pledge of assets of the Partnership, but only against receipt of amounts borrowed;

     (12) For delivery in accordance with the provisions of any agreement among the Partnership, the Custodian and a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Partnership;

     (13) For delivery in accordance with the provisions of any agreement among the Partnership, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Partnership; and

     (14) For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the investments to be delivered, and naming the person or persons to whom delivery of such investments shall be made.

     SECTION 2.3 REGISTRATION OF INVESTMENTS. U.S. investments held by the
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Custodian (other than bearer investments) shall be registered in the name of the Partnership or in the name of any nominee of the Partnership or of any nominee of the Custodian which nominee shall be assigned exclusively to the Partnership, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section
1. All investments accepted by the Custodian on behalf of the Partnership under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the General Partner directs the Custodian to maintain investments in "street name", the Custodian shall utilize its best efforts only to timely collect income due to the Partnership on such investments and to notify the General Partner on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate
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bank account or accounts in the United States in the name of the Partnership, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Partnership, other than cash maintained by the Partnership in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act (as defined below). Funds held by the Custodian for the Partnership may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3,
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the Custodian shall collect on a timely basis all income and other payments with respect to United States investments held hereunder to which the Partnership shall be entitled either by law or pursuant to custom in the investments business, and shall collect on a timely basis all income and other payments with respect to United States bearer investments if, on the date of payment by the issuer, such investments are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Partnership's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on investments held hereunder. Income due on United States investments of the Partnership loaned pursuant to the provisions of Section 2.2
(10) shall not be the responsibility of State Street Bank and Trust Company in its capacity as Custodian under this Agreement. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Partnership with such information or data as may be necessary to assist the Partnership in arranging for the timely delivery to the Custodian of the income to which the Partnership is properly entitled.

     SECTION 2.6 PAYMENT OF PARTNERSHIP MONIES. Upon receipt of Proper
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Instructions General Partner or the Investment Adviser, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Partnership in the following cases only:

     (1) Upon the purchase of U.S. investments, including options, futures contracts or options on futures contracts, for the account of the Partnership but only (a) against the delivery of such investments, including evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Partnership or in the name of a nominee of the Partnership or of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; or (d) in the case of repurchase agreements entered into between the Partnership and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the investments either in certificated form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such investments or (ii) against delivery of the receipt evidencing purchase on behalf of the Partnership of investments owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such investments from the Partnership; or (e) for transfer to a time deposit account of the Partnership in any bank, whether U.S. or foreign or any savings and loan; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank or savings and loan pursuant to Proper Instructions as defined in Section 6;

     (2) In connection with conversion, exchange or surrender of investments owned by the Partnership as set forth in Section 2.2 hereof;

     (3) For payment of the amount of dividends received in respect of investments sold short;

     (4) For the repurchase of Limited Partnership Interests issued by the Partnership as set forth in Section 5 hereof;

     (5) For the payment of any expense or liability incurred by the Partnership, including but not limited to the following payments for the account of the Partnership: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses thereof whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     (6) For the payment of any distributions by the Partnership declared in accordance with the Limited Partnership Agreement; and

     (7) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     SECTION 2.7 APPOINTMENT OF AGENTS. Upon prior written notice to the General
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Partner, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     SECTION 2.8 DEPOSIT OF INVESTMENTS IN U.S. SECURITIES SYSTEMS. The
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Custodian may deposit and/or maintain U.S. investments owned by the Partnership in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and only to the extent applicable and subject to the following provisions:

     (1) The Custodian may keep U.S. investments of the Partnership in a U.S. Securities System provided that such investments are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     (2) The records of the Custodian with respect to U.S. investments of the Partnership which are maintained in a U.S. Securities System shall identify by book-entry those investments belonging to the Partnership;

     (3) The Custodian shall pay for U.S. investments purchased for the account of the Partnership upon (i) receipt of advice from the U.S. Securities System that such investments have been transferred to the Account, and
          (ii) the
          making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Partnership. The Custodian shall transfer U.S. investments sold for the account of the Partnership upon (i) receipt of advice from the U.S. Securities System that payment for such investments has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Partnership. Copies of all advices from the U.S. Securities System of transfers of U.S. investments for the account of the Partnership shall identify the Partnership, be maintained for the Partnership by the Custodian and be provided to the Partnership at its request. The Custodian shall furnish the Partnership confirmation of each transfer to or from the account of the Partnership in the form of a written advice or notice and shall furnish to the Partnership copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Partnership;

     (4) The Custodian shall provide the Partnership with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding U.S. investments deposited in the U.S. Securities System.

     SECTION 2.9  PARTNERSHIP ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER
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SYSTEM. The Custodian may deposit and/or maintain investments owned by the
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Partnership in the Direct Paper System of the Custodian subject to the following provisions:

     (1) No transaction relating to investments in the Direct Paper System will be effected in the absence of Proper Instructions;

     (2) The Custodian may keep investments of the Partnership in the Direct Paper System only if such investments are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     (3) The records of the Custodian with respect to investments of the Partnership which are maintained in the Direct Paper System shall identify by book-entry those investments belonging to the Partnership;

     (4) The Custodian shall pay for investments purchased for the account of the Partnership upon the making of an entry on the records of the Custodian to reflect such payment and transfer of investments to the Account of the Partnership. The Custodian shall transfer investments sold for the account of the Partnership upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Partnership;

     (5) The Custodian shall furnish the General Partner confirmation of each transfer of Direct Paper to or from the account of the Partnership, in the form of a written advice or notice, on the next business day following such transfer and shall furnish to the General Partner copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Partnership;

     (6) The Custodian shall provide the General Partner with any report on its system of internal accounting control as the General Partner may reasonably request from time to time.

     SECTION 2.10 SEGREGATED ACCOUNT. The Custodian shall establish and maintain
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a segregated account or accounts for and on behalf of the Partnership, into which account or accounts shall be transferred cash and/or investments, including investments maintained in an account by the Custodian pursuant to
Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the Partnership, the Custodian and a broker-dealer which is a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Partnership, (ii) for purposes of segregating cash or government investments in connection with options purchased, sold or written by the Partnership or commodity futures contracts or options thereon purchased or sold by the Partnership or short-sales, (iii) for the purpose of compliance by the Partnership with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC") or interpretive opinion of the staff of the SEC, relating to the maintainance of segregated accounts by registered investment companies, and (iv) for other proper corporate purposes.

     SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall
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execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to U.S. investments of the Partnership held by it and in connection with transfers of such investments.

     SECTION 2.12 PROXIES. The Custodian shall, with respect to the U.S.
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investments held hereunder, cause to be promptly executed by the registered holder of such investments, if the investments are registered otherwise than in the name of the Partnership or a nominee of the Partnership, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Partnership such proxies, all proxy soliciting materials and all notices relating to such investments.

     SECTION 2.13 COMMUNICATIONS RELATING TO PARTNERSHIP INVESTMENTS. Subject to
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the provisions of Section 2.3, the Custodian shall transmit promptly to the Partnership all written information (including, without limitation, pendency of calls and maturities of U.S. investments and expirations of rights in connection therewith and notices of exercise of call and put options written by the Partnership and the maturity of futures contracts purchased or sold by the Partnership) received by the Custodian from issuers of the U.S. investments being held for the Partnership. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Partnership all written information received by the Custodian from issuers of the U.S. investments whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Partnership desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the General Partner shall notify the Custodian by Proper Instructions prior to the deadline established by the Custodian for receipt of such instructions; however, the Custodian will use its best efforts to take such action as promptly as the General Partner may request.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7
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     SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the following
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capitalized terms shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Partnership's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Partnership's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

"1940 Act" means the Investment Company Act of 1940, as amended.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
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          3.2.1   DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The
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Partnership, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Partnership.

          3.2.2   COUNTRIES COVERED. The Foreign Custody Manager shall be
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responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Partnership with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible

Foreign Custodians selected by the Foreign Custody Manager to maintain the Partnership's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Partnership of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Partnership shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Partnership with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Partnership with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Partnership. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Partnership, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Partnership with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3   SCOPE OF DELEGATED RESPONSIBILITIES:
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     (a)  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of
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this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b)  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody
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Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c)  Monitoring. In each case in which the Foreign Custody Manager
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maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4  Guidelines for the Exercise of Delegated Authority. For
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purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Partnership.

          3.2.5  Reporting Requirements. The Foreign Custody Manager shall
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report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Partnership described in this
Section 3.2 after the occurrence of the material change.

          3.2.6  Standard of Care as Foreign Custody Manager of the Partnership.
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In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7  Representations with Respect to Rule 17F-5. The Foreign Custody
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Manager represents to the Partnership that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Partnership represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Partnership.

          3.2.8  Effective Date and Termination of the Custodian as Foreign
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Custody Manager. The Board's delegation to the Custodian as Foreign Custody
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Manager of the Partnership shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Partnership with respect to designated countries.

     Section 3.3 Eligible Securities Depositories.
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           3.3.1  Analysis and Monitoring. The Custodian shall (a) provide the
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Partnership (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Partnership (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

           3.3.2  Standard of Care. The Custodian agrees to exercise reasonable
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care, prudence and diligence in performing the duties set forth in Section
3.3.1.

Section 4. Duties of the Custodian with Respect to Property of the Partnership
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           Held Outside the United States
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     Section 4.1  Definitions. As used throughout this Agreement, the following
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capitalized terms shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2. Holding Securities. The Custodian shall identify on its books
                  ------------------
as belonging to the Partnership the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Partnership, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Partnership which are maintained in such account shall identify those securities as belonging to the Partnership and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3. Foreign Securities Systems. Foreign securities shall be
                  --------------------------
maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. Transactions in Foreign Custody Account.
                  ---------------------------------------

          4.4.1.  Delivery of Foreign Assets. The Custodian or a Foreign
                  --------------------------
Sub-Custodian shall release and deliver foreign securities of the Partnership held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Partnership in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Partnership;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Partnership requiring a pledge of assets by the Partnership;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)    in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. Payment of Partnership Monies. Upon receipt of Proper
                 -----------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Partnership in the following cases only:

     (i) upon the purchase of foreign securities for the Partnership, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Partnership;

     (iii) for the payment of any expense or liability of the Partnership, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Partnership, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)   in connection with the borrowing or lending of foreign securities;
             and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          4.4.3. Market Conditions. Notwithstanding any provision of this
                 -----------------
Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Partnership and delivery of Foreign Assets maintained for the account of the Partnership may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. Registration of Foreign Securities. The foreign securities
                  ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Partnership or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Partnership agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Partnership under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6  Bank Accounts. The Custodian shall identify on its books as
                  -------------
belonging to the Partnership cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Partnership with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Partnership. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. Collection of Income. The Custodian shall use reasonable
                  --------------------
commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Partnership shall be entitled and shall credit such income, as collected, to the Partnership. In the event that extraordinary measures are required to collect such income, the Partnership and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     SECTION 4.8  Shareholder Rights. With respect to the foreign securities
                  ------------------
held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Partnership acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Partnership to exercise shareholder rights.

     Section 4.9.  Communications Relating to Foreign Securities. The Custodian
                   ---------------------------------------------
shall transmit promptly to the Partnership written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Partnership (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Partnership written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Partnership at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     Section 4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant
                   -----------------------------------
to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Partnership's election, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Partnership has not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11  Tax Law. The Custodian shall have no responsibility or
                   -------
liability for any obligations now or hereafter imposed on the Partnership or the Custodian as custodian of the Partnership by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Partnership to notify the Custodian of the obligations imposed on the Partnership or the Custodian as custodian of the Partnership by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Partnership with respect to any claim for exemption or refund under the tax law of countries for which the Partnership has provided such information.

     Section 4.12. Liability of Custodian. The Custodian shall be liable for the
                   ----------------------
acts or omissions of a Foreign Sub-

Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5.  Payments for Repurchases and Sales of Limited Partner Interests of
            -------------------------------------------------------------------
            the Partnership.
            ---------------

        From such funds as may be available for the purpose but subject to the limitations of the Private Placement Memorandum, the Custodian shall, upon receipt of instructions from the General Partner, make funds available to the Partnership at an account of the Partnership for payment to holders of Limited Partnership Interests who have delivered to the Partnership a request for repurchase of their Limited Partnership Interests.

Section 6.  Proper Instructions.
            -------------------

        Proper Instructions as used herein means a writing signed or initialed on behalf of the General Partner or the Investment Adviser or by one or more person or persons as the General Partner or the Investment Adviser, as the case may be, shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The General Partner or the Investment Adviser, as the case may be, shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the General Partner accompanied by a detailed description of procedures approved by the General Partner, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each of the General Partner and the Custodian is satisfied that such procedures afford adequate safeguards for the Partnership's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10. The Custodian shall have no obligation to determine if any Proper Instructions received by it from the General Partner or the Investment Adviser, as the case may be, or any action taken by it in accordance therewith comply with the investment policies, restrictions or guidelines applicable to the Partnership, the General Partner or any other term or condition of the Private Placement Memorandum or Limited Partnership Agreement.

Section 7.  Actions Permitted Without Express Authority.
            -------------------------------------------

        The Custodian may in its discretion, without express authority from the General Partner:

        (1) make payments to others for minor transactional expenses of handling investments or other similar items relating to its duties under this Agreement, provided that all
                                  --------
             such payments shall be accounted for to the Partnership;

      (2) surrender investments in temporary form for investments in definitive form;

      (3) endorse for collection, in the name of the Partnership, checks, drafts and other negotiable instruments; and

      (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the investments and property of the Partnership except as otherwise directed by the General Partner.

Section 8.   Evidence of Authority.
             ---------------------

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the General Partner, the Partnership or the Investment Adviser. The Custodian may receive and accept a certified copy of an instruction of the General Partner, the Partnership or the Investment Adviser, as the case may be, as conclusive evidence (a) of the authority of any person to act in accordance with such instruction or (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 9.   Duties of Custodian with Respect to the Books of
             Account and Calculation of Net Asset Value and Net Income.
             ---------------------------------------------------------

         The Custodian shall cooperate fully with and supply information reasonably requested to the entity or entities appointed by the General Partner to keep the books of account of the Partnership and/or compute the Net Asset Value of the Partnership's assets in accordance with the Private Placement Memorandum.

Section 10.  Records.
             -------

         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Partnership under the 1940 Act, with particular attention to
Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Partnership and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Partnership and General Partner. The Custodian shall, at the General Partner's request, supply the Partnership with a tabulation of Securities owned by the Partnership and held by the Custodian and shall, when requested to do so by the General Partner and for such compensation as shall be agreed upon between the General Partner and the Custodian, include certificate numbers in such tabulations.

SECTION 11.  Opinion of Partnership's Independent Accountant.
             -----------------------------------------------

         The Custodian shall take all reasonable action, as the General Partner may from time to time request, to obtain from year to year favorable opinions from the Partnership's independent accountants with respect to its activities hereunder in connection with the preparation of the Partnership's Form N-2 and any annual or semiannual reports to the SEC and with respect to any other requirements thereof.

Section 12.  Compensation of Custodian.
             -------------------------

         The Custodian shall be entitled to reasonable compensation for its services as Custodian, as agreed upon from time to time between the General Partner and the Custodian. In addition, the Partnership shall reimburse the Custodian for its reasonable documented expenses.

Section 13.  Responsibility of Custodian.
             ---------------------------

         Except in the event of fraud or forgery by the Custodian, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement. It shall be kept indemnified by and shall be without liability to the Partnership or the General Partner for any action taken or omitted by it in good faith without negligence, willful misconduct and fraud. The Partnership and General Partner hereby agree to indemnify and hold harmless the Custodian from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian arising out of any failure of the Partnership to comply with the United States investments laws. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Partnership or General Partner) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be entitled to rely upon, and shall have no duty of inquiry with respect to, the accuracy of any representation or warranty given to it under this Agreement by the Partnership, the General Partner or the Investment Adviser and shall be without liability for any action reasonably taken or omitted by it in reliance thereon. The Custodian shall be without liability to the Partnership or General Partner for any loss, liability claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including, without limitation, nationalization, expropriation, currency restrictions, or acts of war, revolution or terrorism.

         Except as may arise from the Custodian's own negligence or willful misconduct or fraud or the negligence or willful misconduct or fraud of a sub-custodian or agent, the Custodian shall be without liability to the Partnership for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the nationalization or expropriation of assets, the imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Partnership, the General Partner or the Investment Adviser in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement (and provided that the error in question was not the result of an earlier error of the Custodian); (iii) the insolvency of or acts or omissions by a Securities System;
(iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body, in each instance other than the Custodian, in charge of registering or transferring securities in the name of the Custodian, the Partnership, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

         If the Partnership requires the Custodian to take any action with respect to investments, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Partnership being liable for the payment of money or incurring liability of some other form, the Partnership, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         None of the Custodian or the Custodian's affiliates, subsidiaries or agents shall have any responsibility to advance cash or securities to the Partnership. However, if the Custodian (or any affiliate, subsidiary or agent of the Custodian) advances cash or investments for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of the Partnership or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement with respect to the Partnership, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Partnership shall be security therefor and should the Partnership fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Partnership's assets to the extent necessary to obtain reimbursement.

         In no event shall either party to this Agreement be liable for indirect, special or consequential damages.

Section 14.   Data Access SErvices Addendum
              -----------------------------

         The Data Access Services Addendum to this Agreement shall be incorporated by reference into this Agreement. The Partnership and General Partner acknowledge that the data and information it will be accessing from the Custodian is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the account and other causes for which the Custodian will not be liable to the Partnership or General Partner.

Section 15.   Effective PERIOD, Termination and Amendment.
              -------------------------------------------

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party such termination to take effect, in the case of a termination by the Partnership, not sooner than thirty (30) days after the date of such delivery or mailing, and, in the case of a termination by the Custodian, not sooner than ninety (90) days after the date of such delivery or mailings.

         Upon termination of the Agreement, the Partnership shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Section 16.   Successor Custodian.
              -------------------

         If a successor custodian for the Partnership shall be appointed by the General Partner, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all investments of the Partnership then held by it hereunder and shall transfer to an account of the successor custodian all of the investments of the Partnership held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a instruction of the General Partner, deliver at the office of the Partnership such investments, funds and other properties in accordance with such instruction.

         In the event that no written order designating a successor custodian or certified copy of an instruction of the General Partner shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank doing business in Boston, Massachusetts, or New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than U.S.$1.0 billion, all investments, funds and other properties held by the Custodian on behalf of the Partnership and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Partnership and to transfer to an account of such successor custodian all of the investments of the Partnership held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that investments, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Partnership or General Partner to procure the certified copy of the instruction referred to or of the Partnership or General Partner to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such investments, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 17.   Interpretive and Additional Provisions.
              --------------------------------------

         In connection with the operation of this Agreement, the Custodian and the General Partner on behalf of the Partnership, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 18.   Massachusetts Law to Apply.
              --------------------------

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

Section 19.   Prior Agreements.
              ----------------

         This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Partnership and the Custodian relating to the custody of the Partnership's assets.

Section 20.   Assignment.
              ----------

         This Agreement may not be assigned by the Custodian without the written consent of the General Partner on behalf of the Partnership.

Section 21.   Confidentiality.
              ---------------

         None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

Section 22.   Notices.
              -------

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Partnership:       Morgan Stanley institutional Fund of Hedge Funds LP
                          One Tower Bridge
                          100 Front Street, Suite 1100
                          West Conshohocken, PA  19428-2881
                          Attention: Noel Langlois
                          Telephone: 610-260-7600
                          Telecopy: 610-260-7171

With a copy to:           Morgan Stanley Alternative Investment Partners LP
                          One Tower Bridge
                          100 Front Street, Suite 1100
                          West Conshohocken, PA  19428-2881
                          Attention:  R. Putnam Coes III
                          Telephone: 610-260-7600
                          Telecopy: 610-260-7171

To the Custodian:         State Street Bank and Trust Company
                          C/o State Street Fund Services Toronto, Inc.
                          30 Adelaide Street East
                          Toronto, Ontario  M5C3G6
                          Canada
                          Attention:  Ronald Robertson
                          Telephone:  401-956-2403
                          Telecopy:   401-601-3693

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

Section 23.  Shareholder Communications.
             --------------------------

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Partnership to indicate whether it authorizes the Custodian to provide the Partnership's name, address, and share position to requesting companies whose securities the
Partnership owns. If the Partnership tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Partnership tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Partnership as consenting to disclosure of this information for all securities owned by the Partnership or any funds or accounts established by the Partnership. For the Partnership's protection, the Rule prohibits the requesting company from using the Partnership's name and address for any purpose other than corporate communications. Please indicate below whether the Partnership consents or objects by checking one of the alternatives below.

         YES [_] The Custodian is authorized to release the Partnership's name, address, and share positions.

       NO  [x]       The Custodian is not authorized to release the
                       Partnership's name, address, and share positions.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                                 Signature Page
                                 --------------

         In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the day and year first written above.

                            Morgan Stanley Institutional Fund of Hedge Funds LP

                                By:  Morgan Stanley Alternative Investment
                                Partners LP, its general partner

                                By:  Morgan Stanley AIP GP LP, its general
                                partner

                                By: Morgan Stanley Alternative Investments Inc., its general partner

                                By:   /s/ John S. Coates
                                      ----------------------------------
                                      Name: John S. Coates
                                      Title: Managing Director

                            State Street Bank and Trust Company


                                By:   /s/ Joseph L. Hooley
                                      ----------------------------------
                                      Name: Joseph L. Hooley
                                      Title: Executive Vice President

                         DATA ACCESS SERVICES AGREEMENT

         THIS AGREEMENT is made as of the 18/th/ day of June, 2002 between Morgan Stanley Institutional Fund of Hedge Funds LP (the "Customer") and State Street Bank and Trust Company ("State Street").

                                    PREAMBLE

         WHEREAS, the Customer is a limited partnership organized under the laws of Delaware; and

         WHEREAS, the Customer expects to appoint State Street as custodian of the Customer's assets pursuant to the terms of a Custodian Agreement to be executed on a later date (the "Custodian Agreement"); and

         WHEREAS, the Customer expects to appoint State Street as its administrator pursuant to the terms of the Administrative Services Agreement to be executed on a later date (the "Administrative Services Agreement"); and

         WHEREAS, State Street has developed and utilizes, and permits its affiliates to utilize, proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON Accounting System, in connection with the provision of custody and accounting services by it or by its affiliates, and maintains (or its affiliates maintain) certain Customer related data ("Customer Data") in databases under its control and ownership (the "Data Access Services"); and

         WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.   SYSTEM AND DATA ACCESS SERVICES

         a. System. Subject to the terms and conditions of this Addendum, State Street hereby agrees to provide the Customer and its designated investment advisors, consultants and third parties authorized by State Street ("Authorized Designees") with access to State Street's Multicurrency HORIZON Accounting System and In~SightSM as described in Attachment A and the other information systems (collectively, the "System"), on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links of the Customer or the Authorized Designees and solely with respect to the Customer Data (the "Designated Configuration").

         b. Data Access Services. State Street agrees to make available to the Customer and its Authorized Designees the Data Access Services subject to the terms and conditions of this

Addendum.

2.   NO USE OF THIRD PARTY SYSTEMS-LEVEL SOFTWARE

         State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Addendum, the Customer and its Authorized Designees will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer or its Authorized Designees have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.   LIMITATION ON SCOPE OF USE

         a. Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer and/or its Authorized Designees (as specified in Annex A) hereinafter referred to as the Designated Location.

         b. Designated Configuration; Trained Personnel. State Street and the Customer agree that each will engage or retain the services of trained personnel and, with respect to the Customer, will cause its Authorized Designees to retain the services of trained personnel, to enable the parties to perform their respective obligations under this Addendum. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable for Customer's use as contemplated herein, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

         c. Scope of Use. The Customer and its Authorized Designees will use the System and the Data Access Services only for accessing books of account for the Customer and retrieving data for purposes of reporting and analysis. The Customer, its employees and agents shall not, and the Customer shall cause its Authorized Designees not to, (i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle other than the Customer, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device other than use for or on behalf of the Customer or (vi) modify the System in any way.

         d. Other Locations. In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Locations or any other back-up site, upon State Street's prior written approval, which approval will not be unreasonably withheld. Such back-up access by the Customer to the System or the Data Access Services shall be accessed through computer and telecommunications facilities or devices complying with the Designated Configuration.

         e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

         f. No Modification. Without the prior written consent of State Street, the Customer and its Authorized Designees shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

         g. Security Procedures. The Customer and its Authorized Designees shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be reasonably issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer and its Authorized Designees shall have access only to the Customer Data and authorized transactions as permitted by Section 3(c) herein. Upon notice from State Street, the Customer and its Authorized Designees shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided that in such event State Street shall, after such discontinuance, assume responsibility to provide accounting and custody services as required under the terms of the Administrative Services Agreement and the Custodian Agreement, respectively. State Street shall use commercially reasonable efforts to restore Customer's access to and use of the System as quickly as possible.

         h. Inspections. On an annual basis, or more frequently if upon Customer's prior written consent, which consent shall not be unreasonably withheld, State Street shall have the right to inspect the use of the System and the Data Access Services by the Customer and its Authorized Designees to ensure compliance with this Addendum. The on-site inspections shall be upon prior written notice to the Customer and the Authorized Designees and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Authorized Designee's business. Such inspections shall be conducted only by State Street employees bound by an obligation to maintain the confidentiality of the Customer Data and other Customer information in the manner set forth in Section 4 of this Addendum.

4.   PROPRIETARY INFORMATION

         a. State Street Confidential Information. The Customer acknowledges, based upon State Street's representations that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer and its Authorized Designees by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer and its Authorized Designees shall be deemed proprietary and confidential information of State Street (hereinafter "State Street Confidential

Information"). The Customer agrees that it will hold, and shall cause its Authorized Designees to hold, such State Street Confidential Information in strictest confidence and secure and protect it in a manner which shall be measured by the manner consistent with its own procedures for the protection of its own confidential information of a similar nature and to take appropriate action by instruction or agreement with its employees who are permitted access to the State Street Confidential Information to satisfy its obligations hereunder. The Customer shall, and shall cause its Authorized Designees to, use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

         b. Customer Confidential Information. As used herein, "Customer Confidential Information" shall include the Customer Data and all information of the Customer to which State Street has had access in connection with the performance of this Addendum, the Administrative Services Agreement and the Custodian Agreement whether in oral, written, graphic or machine-readable form, including without limitation, specifications, user operations or systems manuals, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies and all other information related to the Customer's business. Customer Confidential Information shall also include confidential information received by the Customer from a third party. State Street agrees that it will hold such Customer Confidential Information in strictest confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Customer Confidential Information to satisfy its obligations hereunder. State Street shall use all commercially reasonable efforts to assist the Customer in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

         c. Proprietary Information. The Customer Confidential Information and State Street Confidential Information shall hereinafter be referred to as "Proprietary Information". Notwithstanding anything to the contrary contained in this Addendum, Proprietary Information shall not include information which: (i) is in the public domain at the time of disclosure; (ii) was in the possession of or demonstrably known by the recipient prior to its receipt from the disclosing party; (iii) is independently developed by recipient without use of the Proprietary Information; or (iv) becomes known to recipient from a source other than disclosing party without breach of this Addendum.

         If the receiving party is requested or required to disclose Proprietary Information pursuant to a subpoena, court order or other similar process ("Court Order"), it is agreed that the receiving party shall provide the disclosing party with notice of such request(s) so that the disclosing party may seek an appropriate protective order. In the event that the disclosing party is, in the opinion of its counsel, compelled to disclose the Confidential Information under pain of liability for contempt of court or other censure or penalty, the receiving party may disclose such information in accordance with and for the limited purpose of compliance with the Court Order, without liability hereunder.

         d. Cooperation. Without limitation of the foregoing, each of the parties hereto shall advise the other immediately upon learning or having reason to believe that any person with access to the Proprietary Information (including, without limitation, any Authorized Designees), or any portion thereof, has violated or intends to violate the terms of this Addendum, and each of the parties hereto will, at its expense, reasonably cooperate with the other in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

         e. Injunctive Relief. Each of the parties hereto acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, may immediately give rise to continuing irreparable injury to the other inadequately compensable in damages at law. In addition, each of the parties hereto shall be entitled to seek immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         f. Survival. The provisions of this Section 4 shall survive the termination of this Addendum.

5.   LIMITATION ON LIABILITY

         a. Limitation on Amount and Time for Bringing Action. The Customer agrees that any liability of State Street to the Customer or its Authorized Designees arising out of State Street's provision of Data Access Services or the System under this Addendum shall be limited to the maximum amount of three million dollars in total for any losses, damages and costs for the term of this Addendum for the particular system product services as described in Attachment A that give rise to such losses, damages and costs, regardless of frequency of incidents which may result in such losses, damages and costs. State Street agrees that any liability of the Customer to State Street or any third party arising out of the Customer's access to and use of Data Access Services or the System under this Addendum shall be limited to the maximum amount of three million dollars in total for any losses, damages and costs for the term of this Addendum for the particular system product services as described in Attachment A that give rise to such losses, damages and costs, regardless of frequency of incidents which may result in such losses, damages and costs. No action, regardless of form, arising out of this agreement may be brought by either party more than two years after such party has knowledge that the cause of action has arisen, provided however, that the limitations set forth in this Section 5(a) shall not apply to any amounts for which either party is or becomes liable under
Section 4 or Section 8 of this Addendum, or due to personal injury or property damage arising out of either party's performance of its obligations hereunder.

         b. EURO. As of the date hereof, State Street has taken, and continues to take, reasonable and comprehensive steps consistent with industry norms to create systems and procedures which enables the processing of cash transactions in Euro or any of the underlying national currency denominations.

         c. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND

FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET.

         d. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

         e. Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced by the Customer or its Authorized Designees using the Data Access Services and the System and the conformity thereof with any requirements of law.

         f. Force Majeure. Neither party shall be liable under this Addendum for any costs or damages due to delay or nonperformance under this Addendum arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.   SYSTEM INTEGRITY

         State Street represents, warrants and covenants that: (a) immediately prior to delivery of any component of the Data Access Services (a "Deliverable"), it shall use the then current version of one of the leading commercially available virus detection software programs, to test the Deliverable to ensure that the Deliverable does not contain any computer code designed to disrupt, disable, harm, or otherwise impede, including esthetical disruptions or distortions, the operation of the Data Access Services, or any of Customer's other associated software, firmware, hardware, computer system or network (sometimes referred to as "viruses" or "worms"), (b) the Deliverables shall not contain any computer code that would disable the Data Access Services or impair in any way its operation based on the elapsing of a period of time, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices), and (c) the Deliverables shall not contain any computer code that would permit the unauthorized access to the Data Access Services or Customer's computer systems (sometimes referred to as "traps", "access codes" or "Trap door" devices) or any other harmful, malicious or hidden procedures, routines or mechanisms that which would cause the Data Access Services to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations.

7.   TITLE

         State Street represents and warrants that it has title to its proprietary systems being accessed hereunder. As such title holder, State Street has the right to grant the Customer access to State Street's proprietary systems pursuant to this Addendum.

8.   INTELLECTUAL PROPERTY INDEMNIFICATION

         a. State Street agrees to defend and/or handle at its own expense, any claim or action against the Customer for actual or alleged infringement of any intellectual or industrial property right, including without limitation, trademarks, service marks, patents, copyrights, misappropriation of trade secrets or any similar property rights, based upon the System, any portion thereof and/or Customer's use thereof. State Street further agrees to indemnify and hold Customer harmless from and against any and all liabilities, costs, losses, damages and expenses (including reasonable attorney's fees) associated with such claim or action. Customer shall promptly notify State Street of any such claim or action. Customer shall reasonably cooperate with State Street in the defense of such claim or action at State Street's expense.

         b. State Street shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise. In the event that State Street receives a complaint naming the Customer as defendant or codefendant, State Street shall notify the Customer promptly. State Street shall be further obligated to notify the Customer five (5) days prior to the date the first appearance or answer is due under such complaint in the event that State Street has not appointed counsel. Upon such notice, the Customer may elect to appoint its own representation for purposes of entering the Customer's appearance or answer, as applicable, in response to such complaint at State Street's expense.

         c. If the System becomes or in State Street's reasonable opinion is likely to become the subject of any such claim or action, then, State Street shall either: (i) procure for Customer the right to continue using the System as contemplated hereunder; (ii) modify the System to render the same non-infringing (provided such modification does not adversely affect Customer's use as reasonably determined by State Street) or (iii) replace same with equally suitable, functionally equivalent, compatible non-infringing system. If none of the foregoing is possible and is such System is found to infringe, State Street shall have the right to terminate this Addendum.

9.   FEES

         Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Customer's Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

10.   TRAINING AND SUPPORT

         a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's and Authorized Designees' personnel in connection with the use of the System on the Designated Configuration as reasonably requested by the Customer. The Customer agrees that it will, and will cause its Authorized Designees to, set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer or its Authorized Designees, to receive the training offered by State Street pursuant to this Addendum.

            b. Support. During the term of this Addendum, State Street agrees to provide the support services set out in Attachment B to this Addendum. However, the Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

11.   TERM OF AGREEMENT

            a. Term of Agreement. This Addendum shall become effective on the date of its execution by State Street and the Customer and shall remain in full force and effect until terminated as herein provided.

            b. Termination of Agreement. Any party may terminate this Addendum
(i) for any reason by giving the other parties at least one-hundred and eighty
(180) days' prior written notice in the case of notice of termination by State Street or thirty (30) days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately where the other party, having failed to comply with any material term and condition of the Addendum, fails to cure such non-compliance within thirty (30) days after written notice thereof provided however that State Street shall have the right to immediately suspend services in the event of a known or suspected security breach. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Addendum and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Addendum shall in any event terminate as to the Customer within ninety (90) days after the first to occur of (1) the termination of the Custodian Agreement or (2) the termination of the Administrative Services Agreement.

            c. Termination of the Right to Use. Upon termination of this Addendum for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer and its Authorized Designees shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Addendum for any reason, the Customer and its Authorized Designees shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Addendum, the Administrative Services Agreement or the Custodian Agreements for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

12.   MISCELLANEOUS

            a. Assignment; Successors. This Addendum and the rights and obligations of the Customer and State Street hereunder shall not be assigned by a party without the prior written consent of the other parties, except that a party may assign this Addendum to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street or the Customer, as applicable; provided, however, that Customer may not assign this Addendum and/or the rights and obligations hereunder to any competitor of State Street.

            b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Addendum.

            c. Entire Agreement. This Addendum and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Addendum is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement, the Administrative Services Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

            d. Severability. If any provision or provisions of this Addendum shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

            e. Governing Law. This Addendum shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

            f. Personnel. The personnel of each party, when on the premises of the other, shall comply with the security and other personnel regulations of the party on whose premises such person is on.

            g. No Waiver. Any forbearance or delay on the part of either party in enforcing any provision of this Addendum or any of its rights hereunder shall not be construed as a waiver of such provision or of a right to enforce same for such occurrence or any future occurrence.

            h. Independent Contractor. State Street acknowledges that it is acting as an independent contractor and that nothing in this Addendum shall be construed to create an employment relationship between State Street and the Customer. State Street is not authorized to enter into contracts or agreements on behalf of Customer or to otherwise create obligations of Customer to third parties except as contemplated in the Administrative Services Agreement and Custodian Agreement. Subject to Section 9, State Street shall be responsible for and shall maintain adequate records of expenses it shall incur in the course of performing any services hereunder and shall be solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any federal or state or local tax authority with respect to its performance of any services hereunder. Neither federal, nor state nor local income tax of any kind shall be withheld or paid by Customer on behalf of State Street or the employees of State Street. State Street's personnel shall not be treated as employees of Customer.

            i. Duplication. Customer may duplicate all manuals and other documentation provided by State Street for use solely in accordance with the terms of the Addendum. In so doing, Customer agrees that any copyright and other proprietary notices on such manuals and other documentation will be reproduced.

            j. Modification and Notice. No modifications of this Addendum shall be valid or binding on either party except by a written agreement signed by the parties hereto. All notices or other communications given or permitted hereunder shall be in writing and mailed by registered or certified mail, sent to the address first set forth as the principal place of business or such other addresses as a party shall have theretofore designated by notice in writing. Notice shall be deemed given on the date such notice is deposited in the United States mail, duly addressed, and with postage prepaid by the sending party. A copy of any notice or other communication given by State Street to Customer shall likewise be sent to:

                            Morgan Stanley & Co., Incorporated
                            General Counsel- Technology Practice Group
                            1221 Avenue of the Americas
                            New York, NY 10020

                            Morgan Stanley Investment Management Inc.
                            Attention: General Counsel
                            1221 Avenue of the Americas
                            New York, NY 10020

            k. Injunctive Relief. In addition to any other rights and remedies available to the parties hereunder, each of State Street and the Customer hereto acknowledges and agrees that certain of its obligations to the other party hereunder are of a unique character and agrees that any breach of such obligations may result in irreparable and continuing damage to the other party for which there may be no adequate remedy in damages. Notwithstanding anything to the contrary in this Addendum, the other party may be entitled to seek injunctive relief and/or other equitable relief, and such further relief as may be proper from a court with competent jurisdiction.

            l. Authorized Designees. By its execution of this Agreement, the Customer (a) confirms to State Street that it informs all Authorized Designees of the terms of this Agreement and (b) accepts responsibility for its Authorized Designees' compliance with the terms of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date and year first written above.

                          STATE STREET BANK AND TRUST COMPANY

                               /s/ Joseph L. Hooley
                          By: _______________________________
                                   Name: Joseph L. Hooley
                                   Title: Executive Vice President


                          MORGAN STANLEY INSTITUTIONAL FUND OF
                          HEDGE FUNDS LP

                          By: Morgan Stanley Alternative Investment Partners LP,
                              Its General Partner

                          By: Morgan Stanley AIP GP LP,
                              Its General Partner

                          By: Morgan Stanley Alternative Investments Inc.,
                              Its General Partner

                               /s/ John S. Coates
                          By: _______________________________
                                   Name:  John S. Coates
                                   Title: Managing Director

                                  ATTACHMENT A


                                  STATE STREET

                       IN~SIGHT System Product Description

In~Sight(SM) provides information delivery and on-line access to State Street. In~Sight(SM) allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems including Multicurrency Horizon(SM), Securities Lending, Performance & Analytics can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform well across low-speed data line or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the client roll out, as it is viewed as the information delivery system that will grow with our clients.

            Prime-Meridian Cash Manager(SM) System Product Description

State Street Prime-Meridian Cash Manager(SM) is a browser-based system which allows for remote access to State Street for data retrieval in connection with Cash Reporting Services. Details regarding use of the State Street Prime-Meridian Cash Manager(SM) system appear online in the User Help Guide. The customer must have its own Internet Service Provider and appropriate browser software resident at its site.

                                  ATTACHMENT B

                                     Support

         During the term of this Addendum, State Street agrees to provide the following on-going support services as amended from time to time by State
Street:

         a. Telephone Support. The Customer Designated Persons may contact State Street's In--.-Sight Representative in Quincy, Massachusetts between the hours of 7:00 a.m. and 7:00 p.m. (EST) and in London, England between the hours of 8:00 a.m. and 6:00 p.m. (GST) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. The Customer shall provide to State Street a list of persons who shall be permitted to use the System (such persons being referred to as "the Customer Designated Persons").

         b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. Technical support for installation and providing training at the time of installation is subject to the fees and other terms set forth in the Fee Schedule.

         c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

         d. Customer Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion and may be subject to negotiation of the Fee Schedule.

         e. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (i) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Addendum.

                                     ANNEX A

                     Morgan Stanley Alternative Investment Partners LP

                     100 Front Street, Suite 1100
                     One Tower Bridge
                     West Conshohocken, PA 19428-2881
                     Telephone: (610) 260-7600


                     Morgan Stanley Investment Management Inc.

                     1221 Avenue of the Americas
                     New York, NY 10020
                     Telephone: (212) 762-4000

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Argentina                   Citibank, N.A.

Australia                   Westpac Banking Corporation

Austria                     Erste Bank der Osterreichischen Sparkassen AG

Bahrain                     HSBC Bank Middle East
                            (as delegate of the Hong Kong and Shanghai Banking Corporation Limited)

Bangladesh                  Standard Chartered Bank

Belgium                     Fortis Bank nv-sa

Benin                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Bermuda                     The Bank of Bermuda Limited

Bolivia                     Citibank, N.A.

Botswana                    Barclays Bank of Botswana Limited

Brazil                      Citibank, N.A.

Bulgaria                    ING Bank N.V.

Burkina Faso                via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Canada                      State Street Trust Company Canada

Chile                       Bank Boston, N.A.

People's Republic           Hongkong and Shanghai Banking Corporation Limited, Shanghai and
of China                    Shenzhen branches

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Colombia                    Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                  Banco BCT S.A.

Croatia                     Privredna Banka Zagreb d.d

Cyprus                      The Cyprus Popular Bank Ltd.

Czech Republic              Ceskoslovenska Obchodni Banka, A.S.

Denmark                     Danske Bank A/S

Ecuador                     Citibank, N.A.

Egypt                       HSBC Bank Egypt S.A.E.
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                     Hansabank

Finland                     Merita Bank Plc.

France                      BNP Paribas Securities Services, S.A.

Germany                     Dresdner Bank AG

Ghana                       Barclays Bank of Ghana Limited

Greece                      National Bank of Greece S.A.

Guinea-Bissau               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Hong Kong                   Standard Chartered Bank

Hungary                     HVB Bank Hungary Rt.

Iceland                     Icebank Ltd.

India=                      Deutsche Bank AG

                            Hongkong and Shanghai Banking Corporation Limited

Indonesia                   Standard Chartered Bank

Ireland                     Bank of Ireland

Israel                      Bank Hapoalim B.M.

Italy                       BNP Paribas Securities Services, S.A.

Ivory Coast                 Societe Generale de Banques en Cote d'Ivoire

Jamaica                     Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                       The Fuji Bank, Limited

                            Sumitomo Mitsui Banking Corporation

Jordan                      HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                  HSBC Bank Kazakhstan
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya                       Barclays Bank of Kenya Limited

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Republic of Korea           Hongkong and Shanghai Banking Corporation Limited

Latvia                      A/s Hansabanka

Lebanon                     HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                   Vilniaus Bankas AB

Malaysia                    Standard Chartered Bank Malaysia Berhad

Mali                        via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Mauritius                   Hongkong and Shanghai Banking Corporation Limited

Mexico                      Citibank Mexico, S.A.

Morocco                     Banque Commerciale du Maroc

Namibia                     Standard Bank Namibia Limited

Netherlands                 Fortis Bank (Nederland) N.V.

New Zealand                 Westpac Banking Corporation

Niger                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria                     Stanbic Merchant Bank Nigeria Limited

Norway                      Christiania Bank og Kreditkasse ASA

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Oman                        HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                    Deutsche Bank AG

Palestine                   HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Panama                      BankBoston, N.A.

Peru                        Citibank, N.A.

Philippines                 Standard Chartered Bank

Poland                      Bank Handlowy w Warszawie S.A.

Portugal                    Banco Comercial Portugues

Qatar                       HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                     ING Bank N.V.

Russia                      Credit Suisse First Boston AO - Moscow
                            (as delegate of Credit Suisse First Boston - Zurich)

Senegal                     via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Singapore                   The Development Bank of Singapore Limited

Slovak Republic             Ceskoslovenska Obchodni Banka, A.S.

Slovenia                    Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                Standard Bank of South Africa Limited

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Spain                       Banco Santander Central Hispano S.A.

Sri Lanka                   Hongkong and Shanghai Banking Corporation Limited

Swaziland                   Standard Bank Swaziland Limited

Sweden                      Skandinaviska Enskilda Banken

Switzerland                 UBS AG

Taiwan - R.O.C.             Central Trust of China

Thailand                    Standard Chartered Bank

Togo                        via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago           Republic Bank Limited

Tunisia                     Banque Internationale Arabe de Tunisie

Turkey                      Citibank, N.A.

Ukraine                     ING Bank Ukraine

United Arab Emirates        HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom              State Street Bank and Trust Company, London Branch

Uruguay                     BankBoston, N.A.

                                 STATE STREET                         SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                     Subcustodian

Venezuela                   Citibank, N.A.

Vietnam                     The Hongkong and Shanghai Banking Corporation Limited

Zambia                      Barclays Bank of Zambia Limited

Zimbabwe                    Barclays Bank of Zimbabwe Limited

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Argentina                   Caja de Valores S.A.

Australia                   Austraclear Limited

                            Reserve Bank Information and Transfer System

Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Belgium                     Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                            Banque Nationale de Belgique

Benin                       Depositaire Central - Banque de Reglement

Brazil                      Companhia Brasileira de Liquidacao e Custodia

                            Sistema Especial de Liquidacao e de Custodia (SELIC)

                            Central de Custodia e de Liquidacao Financeira de Titulos Privados
                            (CETIP)

Bulgaria                    Central Depository AD

                            Bulgarian National Bank

Burkina Faso                Depositaire Central - Banque de Reglement

Canada                      Canadian Depository for Securities Limited

Chile                       Deposito Central de Valores S.A.

People's Republic           Shanghai Securities Central Clearing & Registration Corporation
of China

                            Shenzhen Securities Central Clearing Co., Ltd.

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Colombia                    Deposito Centralizado de Valores

Costa Rica                  Central de Valores S.A.

Croatia                     Ministry of Finance

                            National Bank of Croatia

                            Sredisnja Depozitarna Agencija d.d

Czech Republic              Stredisko cennych papiru - Ceska republika

                            Czech National Bank

Denmark                     Vaerdipapircentralen (Danish Securities Center)

Egypt                       Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                     Eesti Vaartpaberite Keskdepositoorium

Finland                     Finnish Central Securities Depository

France                      Euroclear France

Germany                     Clearstream Banking AG, Frankfurt

Greece                      Bank of Greece,
                            System for Monitoring Transactions in Securities in Book-Entry Form

                            Apothetirion Titlon AE - Central Securities Depository

Guinea-Bissau               Depositaire Central - Banque de Reglement

Hong Kong                   Hong Kong Securities Clearing Company Limited

                            Central Moneymarkets Unit

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Hungary                     Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                     Iceland Securities Depository Limited

India                       National Securities Depository Limited

                            Central Depository Services India Limited

                            Reserve Bank of India

Indonesia                   Bank Indonesia

                            PT Kustodian Sentral Efek Indonesia

Israel                      Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy                       Monte Titoli S.p.A.

Ivory Coast                 Depositaire Central - Banque de Reglement

Jamaica                     Jamaica Central Securities Depository

Japan                       Japan Securities Depository Center (JASDEC)

                            Bank of Japan Net System

Kazakhstan                  Central Depository of Securities

Kenya                       Central Bank of Kenya

Republic of Korea           Korea Securities Depository

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Latvia                      Latvian Central Depository

Lebanon                     Custodian and Clearing Center of Financial Instruments for Lebanon
                            and the Middle East (Midlear) S.A.L.

                            Banque du Liban

Lithuania                   Central Securities Depository of Lithuania

Malaysia                    Malaysian Central Depository Sdn. Bhd.

                            Bank Negara Malaysia

Mali                        Depositaire Central - Banque de Reglement

Mauritius                   Central Depository and Settlement Co. Ltd.

                            Bank of Mauritius

Mexico                      S.D. Indeval, S.A. de C.V.

Morocco                     Maroclear

Netherlands                 Nederlands Centraal Instituut voor

                            Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                 New Zealand Central Securities Depository Limited

Niger                       Depositaire Central - Banque de Reglement

Nigeria                     Central Securities Clearing System Limited

Norway                      Verdipapirsentralen (Norwegian Central Securities Depository)

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Oman                        Muscat Depository & Securities Registration Company, SAOC

Pakistan                    Central Depository Company of Pakistan Limited

                            State Bank of Pakistan

Palestine                   Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru                        Caja de Valores y Liquidaciones, Institucion de Compensacion y
                            Liquidacion de Valores S.A.

Philippines                 Philippine Central Depository, Inc.

                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                      National Depository of Securities
                            (Krajowy Depozyt Papierow Wartosciowych SA)

                            Central Treasury Bill Registrar

Portugal                    INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de
                            Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar                       Central Clearing and Registration (CCR), a department of the Doha
                            Securities Market

Romania                     National Securities Clearing, Settlement and Depository Company

                            Bucharest Stock Exchange Registry Division

                            National Bank of Romania

Russia                      Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Senegal                     Depositaire Central - Banque de Reglement

Singapore                   Central Depository (Pte) Limited

                            Monetary Authority of Singapore

Slovak Republic             Stredisko cennych papierov SR, a.s.

                            National Bank of Slovakia

Slovenia                    KDD - Centralna klirinsko depotna druzba d.d.

South Africa                Central Depository Limited

                            Share Transactions Totally Electronic (STRATE) Ltd.

Spain                       Servicio de Compensacion y Liquidacion y Liquidacion de Valores, S.A.

                            Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                   Central Depository System (Pvt) Limited

Sweden                      Vardepapperscentralen VPC AB
                            (Swedish Central Securities Depository)

Switzerland                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.             Taiwan Securities Central Depository Co., Ltd.

Thailand                    Thailand Securities Depository Company Limited

Togo                        Depositaire Central - Banque de Reglement

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                     Depositories

Tunisia                     Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                      Takas ve Saklama Bankasi A.S. (TAKASBANK)

                            Central Bank of Turkey

Ukraine                     National Bank of Ukraine

                            Mizhregionalny Fondovy Souz

United Arab Emirates        Clearing and Depository System, a department of the Dubai Financial Market

Venezuela                   Banco Central de Venezuela

Zambia                      LuSE Central Shares Depository Limited

                            Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                 Brief Description
--------------------------------                -----------------
(scheduled frequency)

The Guide to Custody in World           An overview of settlement and
-----------------------------           safekeeping procedures, custody
Markets                                 practices and foreign investor
-------                                 considerations for the markets in which
(hardcopy annually and regular          State Street offers custodial services.
website updates)


Global Custody Network Review           Information relating to Foreign
-----------------------------           Sub-Custodians in State Street's Global
(annually)                              Custody Network. The Review stands as an
                                        integral part of the materials that
                                        State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign
----------------------------            Securities Depositories presently
(annually)                              operating in Network markets. This
                                        publication is an integral part of the
                                        materials that State Street provides to
Global Legal Survey                     its U.S. mutual fund clients to meet
-------------------                     informational obligations created by SEC
(annually)                              Rule 17f-7. With respect to each market
                                        in which State Street offers custodial
                                        services, opinions relating to whether
                                        local law restricts (i) access of a
                                        fund's independent public accountants to books and records of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign
                                        Securities System, (iii) a fund's
                                        ability to recover in the event of a
                                        loss by a Foreign Sub-Custodian or
                                        Foreign Securities System, and (iv) the
                                        ability of a foreign investor to convert cash and cash equivalents to U.S.
                                        dollars.


Subcustodian Agreements                 Copies of the contracts that State
-----------------------                 Street has entered into with each
(annually)                              Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the markets
                                        in which State Street offers custodial
                                        services.

Global Market Bulletin                  Information on changing settlement and
----------------------                  custody conditions in markets where
(daily or as necessary)                 State Street offers custodial services.
                                        Includes changes in market and tax
                                        regulations, depository developments,
                                        dematerialization information, as well
                                        as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that exhibit
                                        special risks or infrastructures
                                        impacting custody, State Street issues
                                        market advisories to highlight those
                                        unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying
(presently on a quarterly basis or as   materials confirming State Street's
otherwise necessary)                    foreign custody arrangements, including
                                        a summary of material changes with
                                        Foreign Sub-Custodians that have
                                        occurred during the previous quarter.
                                        The notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining assets with
                                        Foreign Securities Depositories.